EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Belk, Inc.:
      We consent to the incorporation by reference in the registration statement (No. 333-103762) on Form S-8 of Belk, Inc. and subsidiaries of our reports dated April 13, 2006, with respect to the consolidated balance sheets of Belk, Inc. and subsidiaries as of January 28, 2006 and January 29, 2005, and the related consolidated statements of income, changes in stockholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended January 28, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of January 28, 2006 and the effectiveness of internal control over financial reporting as of January 28, 2006, which reports appear in the January 28, 2006 Annual Report on Form 10-K of Belk, Inc. Our reports refer to the adoption of the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” in fiscal year 2005.

KPMG LLP
Charlotte, North Carolina
April 13, 2006